NEWS RELEASE
Gryphon Gold Corporation, 611 N Nevada Street, Carson City, NV 89703

Gryphon Gold Successfully Completes First Test
Production Pour at ADR Plant

Two doré bars poured and sent for lab testing

CARSON CITY, NV, April 3, 2012 - Gryphon Gold Corporation (GGN: TSX; GYPH: OTCBB), a gold exploration, development and production company focused on its Borealis property in Nevada, announced today that it has successfully completed a test production run at its Adsorption Desorption Recovery (the “ADR”) plant. The test included the pouring of two doré bars from loaded carbon extracted from the Company’s Borealis Oxide Heap Leach Project (the “Borealis Project”). The doré bars have been sent for laboratory testing and full results of the weight and the percentage of gold and silver contained in the bars are expected to be received in the next one to two weeks.

James T. O’Neil Jr., CEO of Gryphon Gold Corporation commented, “This is a significant step forward for our Borealis Project as we have overcome the issues that slowed the ADR project start-up. As planned, a successful test pour was made at the end of March that demonstrates our ability to convert loaded carbon into doré bars, and this process is expected to provide measurable value for our heap leach production. We expect the ADR facility construction and start up to be fully completed in the next few weeks, while we continue to process doré bars. Our heap leach process is operating significantly better and the leaching cycle continues to advance, which we believe bodes well for future production.”

For further information please contact:

James T. O’Neil Jr., CEO
1-775-883-1456 joneil@gryphongold.com

Lisanna Lewis, Vice President, Treasurer
1-604-261-2229 llewis@gryphongold.com

ABOUT GRYPHON GOLD:

Gryphon Gold is in the business of acquiring, exploring, and developing gold properties in the United States, emphasizing the State of Nevada. The Company’s primary focus is on the advancement of its Borealis property, located in Nevada’s Walker Lane Gold Belt (the “Borealis Property”). The plan for the Borealis Property is to advance the development of the oxide heap leachable gold and silver to the production stage and to further expand and develop the significant sulphide resource through exploration, metallurgical design and sulphide project permitting and development. The Borealis Property is unpatented mining claims (including claims leased to the Company’s wholly owned subsidiary) of approximately 20 acres each, totaling about 15,020 acres, which has successful past production.

Gryphon Gold routinely posts news and other important information on its website, www.gryphongold.com.

Gryphon Gold Successfully Completes First Test Production Pour at ADR Plant
April 3, 2012

Safe Harbor Statement

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to, statements relating to the Company’s assessment of improvements to its leach process, timing of its ADR facility construction, expected timing of results of doré bars, expected value of doré, expected production life using historic dumps and heaps and support of production to satisfy cash requirements, expected financial strength to get to production, estimated processing time of the ADR, expected value for heap leach production, estimated time to commercial production, and any other statements that are not historical facts. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that additional financing may be required and, if so, may not be available on terms satisfactory to the Company if at all, risks associated with mining operations, including risks and uncertainties relating to completion of the ADR facility, and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors and Uncertainties” in the Company’s annual report on Form 10-K for the year ended March 31, 2011, and interim report on Form 10-Q for the period ended December 31, 2011, as filed with the SEC and Canadian securities administrators and in the Company’s other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company’s website: www.gryphongold.com, or www.sec.gov or www.sedar.com.